                                                CONFIDENTIAL TREATMENT REQUESTED


                            AGREEMENT AND PLAN OF MERGER

                                    BY AND AMONG

                                DAOU SYSTEMS, INC.,

                                  DAOU-TMI, INC.,

                            TECHNOLOGY MANAGEMENT, INC.

                                        AND

                  THE STOCKHOLDERS OF TECHNOLOGY MANAGEMENT, INC.
                        LISTED ON THE SIGNATURE PAGE HERETO



                              Dated as of June 16, 1998

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I    THE MERGER . . .. . . . . . . . . . . . . . . . . . . . . . . . -2-
             SECTION 1.01   THE MERGER . . . . . . . . . . . . . . . . . . . -2-
             SECTION 1.02   EFFECTIVE TIME . . . . . . . . . . . . . . . . . -2-
             SECTION 1.03   EFFECT OF THE MERGER . . . . . . . . . . . . . . -2-
             SECTION 1.04   CERTIFICATE OF INCORPORATION; BY-LAWS. . . . . . -2-
             SECTION 1.05   DIRECTORS AND OFFICERS . . . . . . . . . . . . . -2-

ARTICLE II   CONVERSION OF SECURITIES; EXCHANGE
             OF CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . -3-
             SECTION 2.01   CONVERSION OF SECURITIES . . . . . . . . . . . . -3-
             SECTION 2.02   EXCHANGE OF CERTIFICATES . . . . . . . . . . . . -4-
             SECTION 2.03   STOCK TRANSFER BOOKS . . . . . . . . . . . . . . -6-
             SECTION 2.04   DISSENTING SHARES. . . . . . . . . . . . . . . . -6-

ARTICLE IIA  VOTING RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . -6-
             SECTION 2.01A  CONSENT AND VOTING AGREEMENT . . . . . . . . . . -6-
             SECTION 2.02A  [[RESERVED]] . . . . . . . . . . . . . . . . . . -7-

ARTICLE III  REPRESENTATIONS AND WARRANTIES CONCERNING
             THE COMPANY AND ITS SUBSIDIARIES. . . . . . . . . . . . . . . . -7-
             SECTION 3.01   ORGANIZATION AND QUALIFICATION; SUBSIDIARIES . . -7-
             SECTION 3.02   ARTICLES OF INCORPORATION AND BY-LAWS. . . . . . -7-
             SECTION 3.03   CAPITALIZATION . . . . . . . . . . . . . . . . . -7-
             SECTION 3.04   AUTHORITY. . . . . . . . . . . . . . . . . . . . -8-
             SECTION 3.05   NO CONFLICT; REQUIRED FILINGS AND CONSENTS . . . -8-
             SECTION 3.06   PERMITS; COMPLIANCE. . . . . . . . . . . . . . . -9-
             SECTION 3.07   FINANCIAL STATEMENTS . . . . . . . . . . . . . . -9-
             SECTION 3.08   NO UNDISCLOSED LIABILITIES . . . . . . . . . . .-10-
             SECTION 3.09   ABSENCE OF CERTAIN CHANGES OR EVENTS . . . . . .-10-
             SECTION 3.10   ABSENCE OF LITIGATION. . . . . . . . . . . . . .-12-
             SECTION 3.11   VOTE REQUIRED. . . . . . . . . . . . . . . . . .-12-
             SECTION 3.12   BROKERS. . . . . . . . . . . . . . . . . . . . .-12-
             SECTION 3.13   COMPANY ACTION . . . . . . . . . . . . . . . . .-13-
             SECTION 3.14   TAX MATTERS; "POOLING OF INTERESTS". . . . . . .-13-
             SECTION 3.15   REAL PROPERTY. . . . . . . . . . . . . . . . . .-14-
             SECTION 3.16   INTELLECTUAL PROPERTY. . . . . . . . . . . . . .-15-
             SECTION 3.17   TANGIBLE ASSETS. . . . . . . . . . . . . . . . .-17-
             SECTION 3.18   INVENTORY. . . . . . . . . . . . . . . . . . . .-17-
             SECTION 3.19   CONTRACTS. . . . . . . . . . . . . . . . . . . .-17-
             SECTION 3.20   NOTES AND ACCOUNTS RECEIVABLE. . . . . . . . . .-18-
             SECTION 3.21   POWERS OF ATTORNEY . . . . . . . . . . . . . . .-18-
             SECTION 3.22   INSURANCE. . . . . . . . . . . . . . . . . . . .-18-

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                          i

                                  TABLE OF CONTENTS                         PAGE
                                     (CONTINUED)                            ----
             SECTION 3.23   EMPLOYEES. . . . . . . . . . . . . . . . . . . .-19-
             SECTION 3.24   EMPLOYEE BENEFITS. . . . . . . . . . . . . . . .-19-
             SECTION 3.25   GUARANTIES . . . . . . . . . . . . . . . . . . .-21-
             SECTION 3.26   ENVIRONMENT, HEALTH AND SAFETY . . . . . . . . .-21-
             SECTION 3.27   CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY.-22-
             SECTION 3.28   [[RESERVED]] . . . . . . . . . . . . . . . . . .-22-
             SECTION 3.29   PRODUCT AND SERVICE WARRANTIES . . . . . . . . .-22-
             SECTION 3.30   PRODUCT AND SERVICE LIABILITY. . . . . . . . . .-22-
             SECTION 3.31   CUSTOMER/SUPPLIER RELATIONSHIPS. . . . . . . . .-22-
             SECTION 3.32   CERTAIN BUSINESS PRACTICES . . . . . . . . . . .-22-
             SECTION 3.33   DISCLOSURE . . . . . . . . . . . . . . . . . . .-23-
             SECTION 3.34   LIMITATION ON REPRESENTATIONS AND WARRANTIES . .-23-

ARTICLE IIIA REPRESENTATIONS AND WARRANTIES OF
             EACH STOCKHOLDER. . . . . . . . . . . . . . . . . . . . . . . .-23-
             SECTION 3.01A  AUTHORIZATION OF TRANSACTION . . . . . . . . . .-23-
             SECTION 3.02A  NONCONTRAVENTION . . . . . . . . . . . . . . . .-23-
             SECTION 3.03A  BROKERS. . . . . . . . . . . . . . . . . . . . .-23-
             SECTION 3.04A  COMPANY SHARES . . . . . . . . . . . . . . . . .-24-
             SECTION 3.05A  ACCREDITED INVESTOR. . . . . . . . . . . . . . .-24-
             SECTION 3.06A  INVESTMENT INTENTION . . . . . . . . . . . . . .-24-
             SECTION 3.07A  EMPLOYMENT . . . . . . . . . . . . . . . . . . .-24-
             SECTION 3.08A  LIMITATION ON REPRESENTATIONS AND WARRANTIES . .-24-
             SECTION 3.09A  DELIVERY OF INFORMATION. . . . . . . . . . . . .-24-

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF PARENT AND
             PARENT SUB . . .. . . . . . . . . . . . . . . . . . . . . . . .-25-
             SECTION 4.01   ORGANIZATION AND QUALIFICATION . . . . . . . . .-25-
             SECTION 4.02   CERTIFICATES OF INCORPORATION AND BY-LAWS. . . .-25-
             SECTION 4.03   PARENT COMMON STOCK; CAPITALIZATION. . . . . . .-25-
             SECTION 4.04   AUTHORITY. . . . . . . . . . . . . . . . . . . .-26-
             SECTION 4.05   NO CONFLICT; REQUIRED FILINGS AND CONSENTS . . .-26-
             SECTION 4.06   REPORTS; FINANCIAL STATEMENTS. . . . . . . . . .-27-
             SECTION 4.07   ABSENCE OF CERTAIN CHANGES OR EVENTS . . . . . .-27-
             SECTION 4.08   OWNERSHIP OF PARENT SUB; NO PRIOR ACTIVITIES . .-27-
             SECTION 4.09   BROKERS. . . . . . . . . . . . . . . . . . . . .-28-
             SECTION 4.10   [[RESERVED]] . . . . . . . . . . . . . . . . . .-28-
             SECTION 4.11   LIMITATION ON REPRESENTATIONS AND WARRANTIES . .-28-
             SECTION 4.12   ***. . . . . . . . . . . . . . . . . . . . . . .-28-

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                          ii

                                  TABLE OF CONTENTS                         PAGE
                                     (CONTINUED)                            ----
ARTICLE V    COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .-29-
             SECTION 5.01   AFFIRMATIVE COVENANTS OF THE COMPANY . . . . . .-29-
             SECTION 5.02   NEGATIVE COVENANTS OF THE COMPANY. . . . . . . .-29-
             SECTION 5.03   NEGATIVE COVENANTS OF PARENT . . . . . . . . . .-31-
             SECTION 5.04   ACCESS AND INFORMATION . . . . . . . . . . . . .-32-
             SECTION 5.05   ESCROW AGREEMENT . . . . . . . . . . . . . . . .-32-

ARTICLE VI   ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . .-33-
             SECTION 6.01   APPROPRIATE ACTION; CONSENTS; FILINGS. . . . . .-33-
             SECTION 6.02   TAX TREATMENT; "POOLING OF INTERESTS";
                             AFFILIATES. . . . . . . . . . . . . . . . . . .-34-
             SECTION 6.03   PUBLIC ANNOUNCEMENTS . . . . . . . . . . . . . .-34-
             SECTION 6.04   OBLIGATIONS OF PARENT SUB. . . . . . . . . . . .-35-
             SECTION 6.05   RESTRICTIVE LEGEND . . . . . . . . . . . . . . .-35-
             SECTION 6.06   ***. . . . . . . . . . . . . . . . . . . . . . .-35-
             SECTION 6.07   DELIVERY OF SEC FILINGS. . . . . . . . . . . . .-38-
             SECTION 6.08   TERMINATION OF STOCKHOLDERS' AGREEMENT . . . . .-38-
             SECTION 6.09   BEST EFFORTS . . . . . . . . . . . . . . . . . .-39-
             SECTION 6.10   ***. . . . . . . . . . . . . . . . . . . . . . .-39-
             SECTION 6.11   ***. . . . . . . . . . . . . . . . . . . . . . .-39-
             SECTION 6.12   ***. . . . . . . . . . . . . . . . . . . . . . .-39-

ARTICLE VII  CLOSING CONDITIONS. . . . . . . . . . . . . . . . . . . . . . .-40-
             SECTION 7.01   CONDITIONS TO OBLIGATIONS OF EACH PARTY
                            UNDER THIS AGREEMENT . . . . . . . . . . . . . .-40-
             SECTION 7.02   ADDITIONAL CONDITIONS TO OBLIGATIONS
                            OF PARENT. . . . . . . . . . . . . . . . . . . .-40-
             SECTION 7.03   ADDITIONAL CONDITIONS TO OBLIGATIONS OF
                            THE COMPANY. . . . . . . . . . . . . . . . . . .-42-

ARTICLE VIII TERMINATION, AMENDMENT, WAIVER AND
             INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . .-42-
             SECTION 8.01   TERMINATION. . . . . . . . . . . . . . . . . . .-42-
             SECTION 8.02   INVESTIGATION. . . . . . . . . . . . . . . . . .-43-
             SECTION 8.03   AMENDMENT. . . . . . . . . . . . . . . . . . . .-43-
             SECTION 8.04   WAIVER; REMEDIES CUMULATIVE. . . . . . . . . . .-43-
             SECTION 8.05   ***. . . . . . . . . . . . . . . . . . . . . . .-44-
             SECTION 8.06   STOCKHOLDER INDEMNIFICATION, HOLD BACK
                            AND ESCROW . . . . . . . . . . . . . . . . . . .-44-

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                         iii

                                  TABLE OF CONTENTS                         PAGE
                                     (CONTINUED)                            ----
ARTICLE IX   GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . .-47-
             SECTION 9.01   EFFECTIVENESS OF REPRESENTATIONS,
                            WARRANTIES AND AGREEMENTS. . . . . . . . . . . .-47-
             SECTION 9.02   NOTICES. . . . . . . . . . . . . . . . . . . . .-48-
             SECTION 9.03   CERTAIN DEFINITIONS. . . . . . . . . . . . . . .-49-
             SECTION 9.04   HEADINGS; CONSTRUCTION . . . . . . . . . . . . .-56-
             SECTION 9.05   SEVERABILITY . . . . . . . . . . . . . . . . . .-56-
             SECTION 9.06   ENTIRE AGREEMENT; AMENDMENT. . . . . . . . . . .-56-
             SECTION 9.07   ASSIGNMENT . . . . . . . . . . . . . . . . . . .-56-
             SECTION 9.08   PARTIES IN INTEREST. . . . . . . . . . . . . . .-56-
             SECTION 9.09   FURTHER ASSURANCES . . . . . . . . . . . . . . .-57-
             SECTION 9.10   GOVERNING LAW. . . . . . . . . . . . . . . . . .-57-
             SECTION 9.11   BINDING ARBITRATION. . . . . . . . . . . . . . .-57-
             SECTION 9.12   WAIVER; REMEDIES CUMULATIVE. . . . . . . . . . .-58-
             SECTION 9.13   COUNTERPARTS . . . . . . . . . . . . . . . . . .-58-

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                  INDEX TO EXHIBITS

Exhibit 2.01A               Written Consent of the Stockholders of the Company
Exhibit 5.05                Form of Escrow Agreement
Exhibit 7.02(f)             Legal Opinion of Counsel to the Company
Exhibit 7.02(g)             Form of Affiliate Agreement
Exhibit 7.02(h)(i)          Form of Vincent K. Roach Employment Agreement
Exhibit 7.02(h)(ii)         Form of Kent L. Wall Employment Agreement
Exhibit 7.02(i)             Form of Noncompetition Agreement
Exhibit 7.02(j)             Form of Spousal Consent
Exhibit 7.03(d)             Legal Opinion of Counsel to Parent

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                  INDEX TO SCHEDULES

SCHEDULE
NUMBER    DESCRIPTION
--------  -----------
3.02      Officers and Directors and Certificates of Incorporation and By-Laws
3.03(a)   Capitalization, Stockholders *** of the Company
3.03(b)   Encumbrances
3.05      Filings and Consents of the Company
3.07      Financial Statements of the Company
3.08      Liabilities of the Company
3.09      Certain Changes or Events of the Company
3.10      Litigation Matters
3.14(c)   Tax Returns and Tax Related Information of the Company
3.14(f)   Gains and Losses of the Company
3.15(b)   Real Property Leased or Subleased by the Company
3.16(c)   Intellectual Property Owned by the Company
3.16(d)   Intellectual Property Agreements or Permission
3.17      Tangible Assets of the Company
3.19      Contracts of the Company
3.20      Notes and Accounts Receivable of the Company
3.22      Insurance Policies of the Company
3.23      Employees
3.24      Employee Benefit Plans of the Company
3.27      Certain Business Relationships with the Company
3.29      Standard Sale, Lease and Performance Terms and Conditions of the
          Company
3.31      Customer/Supplier Relationships
5.02      Negative Covenants
6.10      ***
7.02(d)   Contracts or Agreements Requiring Consents or Waivers with respect to the Company

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     THIS AGREEMENT AND PLAN OF MERGER, dated as of June 16, 1998 (this "AGREEMENT"), by and among DAOU Systems, Inc., a Delaware corporation ("PARENT"), DAOU-TMI, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("PARENT SUB"), Technology Management, Inc., an Indiana corporation (the "COMPANY"), and all of the stockholders of the Company listed on the signature page hereto (collectively, the "STOCKHOLDERS").

                                 W I T N E S S E T H:

     WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("DELAWARE LAW") and the Indiana Business Corporation Law ("INDIANA LAW"), the Company will merge with and into Parent Sub (the "MERGER");

     WHEREAS, the Board of Directors of the Company has determined that the Merger is in the best interests of the Company and the Stockholders, has approved and adopted this Agreement and the transactions contemplated hereby, and has recommended that the Stockholders approve and adopt this Agreement and the transactions contemplated hereby;

     WHEREAS, the Stockholders hold one hundred percent (100%) of the outstanding voting power of the Company, have irrevocably consented to the execution and delivery of this Agreement and the consummation of the Merger and have irrevocably agreed to vote in favor of the Merger at a meeting of Stockholders or by a written consent executed by each Stockholder, and such consent and agreement is an essential condition and inducement to Parent and Parent Sub to enter into this Agreement;

     WHEREAS, the Boards of Directors of Parent and Parent Sub have determined that the Merger is in the best interests of Parent and Parent Sub and their respective stockholders, and have approved and adopted this Agreement and the transactions contemplated hereby;

     WHEREAS, the Company, Parent and Parent Sub intend that the Merger shall constitute a "reorganization" under Section 368(a)(1)(A) of the Code, by application of Section 368(a)(2)(D) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code;

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests"; and

     WHEREAS, certain capitalized terms used in this Agreement are defined in
Section 9.03;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                      ARTICLE I

                                     THE MERGER

     SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law and Indiana Law, at the Effective Time (as defined in Section 1.02), the Company shall be merged with and into Parent Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Parent Sub shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION"). The name of the Surviving Corporation shall be DAOU-TMI, Inc.

     SECTION 1.02. EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the closing conditions set forth in
Article VII, the parties hereto shall cause the Merger to be consummated by filing (a) a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law and (b) the articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of Indiana, in such form as required by, and executed in accordance with the relevant provisions of, Indiana Law (the later of the date and time of the Delaware filing or the Indiana filing, or such later time as may be agreed to in writing by Parent, Parent Sub and the Company and specified in the Certificate of Merger and the Articles of Merger, being the "EFFECTIVE TIME").

     SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law and Indiana Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of Parent Sub and the Company shall vest in the Surviving Corporation, and all debts, Liabilities and duties of Parent Sub and the Company shall become the debts, Liabilities and duties of the Surviving Corporation.

     SECTION 1.04. CERTIFICATE OF INCORPORATION; BY-LAWS. At the Effective Time, the Certificate of Incorporation of Parent Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, and the By-Laws of Parent Sub shall be the By-Laws of the Surviving Corporation.

     SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Parent Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Parent Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                     ARTICLE II

                 CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01.  CONVERSION OF SECURITIES.

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent Sub, the Company or the holders of any of the following securities, each share of the Company's common stock, no par value per share ("COMPANY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time, excluding any treasury shares held by the Company, shares held by Parent and the Dissenting Shares, if any, shall be converted into the right to receive that number of fully paid, nonassessable shares of Parent's common stock, par value $0.001 per share ("PARENT COMMON STOCK"), equal to the Exchange Ratio, subject to adjustment as set forth in Section 2.01(b) and subject to pro rata withholding of shares to be held in escrow pursuant to Section 5.05.

          (b) If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares of a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (c) At the Effective Time, all of the shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate previously evidencing any such shares shall thereafter represent only the right to receive the Merger Consideration (as defined in Section 2.02(b)). The holders of such Certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by Law. Such Certificates previously evidencing shares of Company Common Stock shall be exchanged for certificates evidencing whole shares of Parent Common Stock issued in consideration therefor in accordance with the allocation procedures of this Section 2.01 and upon the surrender of such Certificates in accordance with the provisions of Section 2.02. No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e).

          (d) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly-owned Subsidiary of Parent or of the Company, if any, immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     SECTION 2.02.  EXCHANGE OF CERTIFICATES.

          (a) EXCHANGE AGENT. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with Baker & McKenzie or such other Person designated by Parent and reasonably satisfactory to the Company (the "EXCHANGE AGENT"), for the benefit of the Stockholders and for exchange in accordance with this Article II through the Exchange Agent (i) certificates evidencing such number of whole shares of Parent Common Stock equal to the Exchange Ratio multiplied by the number of shares of Company Common Stock outstanding and (ii) cash in consideration of fractional shares as provided in Section 2.02(e) (such Parent Common Stock and cash being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the shares of Parent Common Stock (except that *** of such shares of Parent Common Stock shall be delivered to an escrow agent pursuant to Sections 5.05 and 8.06) and cash out of the Exchange Fund. Except as contemplated by Section 2.02(f), the Exchange Fund shall not be used for any other purpose.

          (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (other than Dissenting Shares, if applicable) (collectively, the "CERTIFICATES"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly evidenced by such Certificate in accordance with Section 2.01, less that holder's pro rata portion of the shares (rounded to the nearest whole share) to be held in escrow pursuant to Sections 5.05 and 8.06 and (B) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) (such shares of Parent Common Stock and cash, if any, being collectively, the "MERGER CONSIDERATION"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of Parent Common Stock may be issued in accordance with this Article II to a transferee if the Certificate evidencing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each of the Certificates shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF PARENT COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate, at which time, subject to the effect of applicable Laws, there shall be issued to the holder (i) certificates evidencing whole shares of Parent Common Stock issued in exchange therefor, and the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions (without interest thereon), with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock. No interest shall be paid on the Merger Consideration.

          (d) NO FURTHER RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued and cash paid upon exchange of the shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

          (e)  NO FRACTIONAL SHARES.

          (i) No certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of the Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

          (ii) Each holder of a Certificate having a fractional interest arising upon the conversion of such Certificate shall, at the time of surrender of such Certificate, be paid by the Exchange Agent an amount in cash equal to the value of such fractional interest based on a price per share equal to the Market Price.

          (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for two (2) years after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this
Article II shall thereafter look only to Parent for the Merger Consideration to which they are entitled.

          (g) NO LIABILITY. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any shares of Parent Common Stock, cash or

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

dividends or distributions with respect thereto delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     SECTION 2.03. STOCK TRANSFER BOOKS. On the date hereof, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent for any reason shall be converted into the Merger Consideration.

     SECTION 2.04. DISSENTING SHARES. If required under Delaware Law, notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly, in writing, appraisal for such shares in accordance with Section 262 of Delaware Law (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of Section 262 of Delaware Law, except that all Dissenting Shares held by stockholders who have failed to perfect or who effectively have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under Section 262 of Delaware Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender, in the manner provided in Section 2.02, of the Certificate or Certificates that formerly evidenced such shares of Company Common Stock. Any payments required to be made to the holders of any Dissenting Shares shall be funded by Parent or the Surviving Corporation.

                                     ARTICLE IIA

                                    VOTING RIGHTS

     SECTION 2.01A. CONSENT AND VOTING AGREEMENT. Each Stockholder hereby (a) irrevocably consents to the execution and delivery of this Agreement and to the consummation of the Merger and shall contemporaneously herewith execute the written consent attached hereto as EXHIBIT 2.01A (the "CONSENT"), and (b) as long as this Agreement has not been terminated prior to the date specified in
Section 8.01(f), further irrevocably agrees to vote all Company Common Stock as to which such Stockholder is entitled to vote at a meeting of the stockholders of the Company if any meeting is so held, or by written consent without a meeting as follows: (i) in favor of approval and adoption of this Agreement and the transactions contemplated hereby; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or such Stockholder under this Agreement; (iii) against any

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

action or agreement (other than this Agreement or the transactions contemplated by this Agreement or the termination of this Agreement in accordance with its terms), that would, directly or indirectly, impede, interfere with, delay, postpone or attempt to discourage the Merger, including, without limitation:
(A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and its Subsidiaries; (B) a sale or transfer of a material amount of Assets of the Company and its Subsidiaries or a reorganization, recapitalization or liquidation of the Company and its Subsidiaries; (C) any change in the management or board of directors of the Company or any Competing Transaction, except as otherwise agreed to in writing by Parent; (D) any material change in the present capitalization or dividend policy of the Company; or (E) any other material change in the Company's corporate structure or business.

     SECTION 2.02A. [[Reserved]]

                                    ARTICLE III

     REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY AND ITS SUBSIDIARIES

     Each of the Company and the *** Stockholders hereby represents and warrants jointly and severally *** to Parent and Parent Sub as follows:

     SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary. Notwithstanding anything herein to the contrary, the Company does not, directly or indirectly, own or have an economic interest in any Subsidiary or other Person.

     SECTION 3.02. ARTICLES OF INCORPORATION AND BY-LAWS. SCHEDULE 3.02 contains (i) a list of the officers and directors of the Company and its Subsidiaries and (ii) complete and correct copies of the Articles of Incorporation and By-Laws or equivalent organizational documents, in each case as amended or restated, of the Company. The Company is not in violation of any of the provisions of its Articles of Incorporation or By-Laws or equivalent organizational documents, in each case as amended or restated.

     SECTION 3.03.  CAPITALIZATION.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (a) The authorized capital stock of the Company consists of One Thousand (1,000) shares of Company Common Stock. As of May 31, 1998, (i) Four Hundred Forty-One (441) shares of Company Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's Articles of Incorporation or By-Laws or any agreement to which the Company is a party or bound, (ii) except as set forth on SCHEDULE 3.03(a), no shares of Company Common Stock were held in treasury of the Company and
(iii) SCHEDULE 3.03(a) sets forth the name and address of each holder of Company Common Stock and the number of shares of Company Common Stock held by such holder ***. There are no bonds, debentures, notes or other indebtedness, issued or outstanding, having the right to vote on any matters on which the Stockholders may vote. Except as set forth on SCHEDULE 3.03(a), there are no options, warrants, calls or other rights (including registration rights), agreements, arrangements or commitments of any character, presently outstanding, which (x) obligate the Company to issue, deliver or sell shares of its capital stock or debt securities, (y) obligate the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement, arrangement or commitment, or (z) obligate the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock.

          (b) All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and except as set forth in SCHEDULE 3.03(b), such shares or other equity interests are owned solely by the Company free and clear of any Security Interests, Liens, claims, pledges, agreements, limitations on voting rights, charges or other Encumbrances of any nature whatsoever. Except as set forth on SCHEDULE 3.03(b), there are no options, warrants, calls or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party relating to the issued or unissued capital stock of, or other equity interests in, any of the Subsidiaries of the Company. The Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity.

     SECTION 3.04. AUTHORITY. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action (including, with respect to the Merger, the approval and adoption of this Agreement by the Stockholders who hold one hundred percent (100%) of the outstanding shares of Company Common Stock) and no other corporate proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Stockholders, Parent and Parent Sub, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     SECTION 3.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) Except as set forth in SCHEDULE 3.05, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not (i) conflict with or violate the Articles of Incorporation or By-Laws or the equivalent organizational documents, in each case as amended or restated, of the Company or any of its Subsidiaries, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "LAWS") in effect as of the date of this Agreement and applicable to the Company or any of its Subsidiaries or by which any of their respective properties is bound or subject to, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of an Encumbrance on, any of the properties or Assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise, stock option or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound or subject.

          (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign ("GOVERNMENTAL ENTITIES") based on Laws and other requirements of Governmental Entities in effect as of the date of this Agreement, except for applicable requirements, if any, of the state securities or blue sky laws ("BLUE SKY LAWS"), and the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the filing and recordation of appropriate merger documents as required by Delaware Law and Indiana Law.

     SECTION 3.06. PERMITS; COMPLIANCE. Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and there is no action, proceeding or investigation pending or *** threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of (a) any Law applicable to the Company or any of its Subsidiaries or which any of their respective properties is bound by or subject to or (b) any of the Company Permits. Since December 31, 1996, neither the Company nor any of its Subsidiaries has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     SECTION 3.07. FINANCIAL STATEMENTS. SCHEDULE 3.07 contains true, correct and complete copies of (i) the unaudited balance sheet of the Company as of December 31, 1997 (the "BALANCE SHEET") and as of December 31, 1996 and 1995, and the related statements of operations for the fiscal years then ended (collectively, the "FINANCIAL STATEMENTS"), and (ii) the unaudited balance sheet of the Company as of March 31, 1998 (the "INTERIM BALANCE SHEET"), and the related unaudited statement of operations of the Company for the three months ended March 31, 1998, excluding any adjustments (which will not individually or in the aggregate have a Company Material Adverse Effect) and notes (that, if presented, would not differ materially from those included in the Balance Sheet), which would be included in a year-end financial statement (collectively, the "INTERIM FINANCIAL STATEMENTS"). For purposes of this Agreement and except with respect to the representations and warranties made in this Section 3.07, references to the Balance Sheet and the Interim Balance Sheet shall not include any notes and schedules in the Financial Statements and the Interim Financial Statements, respectively. The Financial Statements and the Interim Financial Statements are attached hereto as SCHEDULE 3.07 and have been prepared from books and records of the Company *** consistent with preceding years and throughout the periods involved (except as otherwise noted therein). The Financial Statements and the Interim Financial Statements fairly present the financial condition and results of operations of the Company as at the dates thereof and for the periods indicated in the statements of operations, except, in the case of the Interim Financial Statements, subject to normal year-end adjustments. No financial statement of any Person other than the Company is required to be included in the Financial Statements.

     SECTION 3.08. NO UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 3.08, there are no liabilities or other obligations of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise ("LIABILITIES"), and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such Liabilities (other than Liabilities set forth on Schedule 3.08) through the Effective Time, and (b) Liabilities under this Agreement and fees and expenses related hereto.

     SECTION 3.09. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, there has not been any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, since that date and except as otherwise disclosed in SCHEDULE 3.09:

          (a) none of the Company and its Subsidiaries has sold, leased, transferred, or assigned any of its Assets, tangible or intangible, other than sales to its customers for fair consideration in the Ordinary Course of Business or other than as fully reflected on the face of the Interim Balance Sheet;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (b) none of the Company and its Subsidiaries has entered into any agreement, Contract, lease or license (or series of related agreements, Contracts, leases and licenses) outside the Ordinary Course of Business;

          (c) there is no fact, condition or event relating to (i) the potential loss of the benefit of, or any *** change in, any relationship with any customers, clients, suppliers, key employees or insurers, or (ii) price increases for parts, raw materials, supplies, services or equipment purchased from present suppliers or vendors which is, with the lapse of time or the occurrence of such event or condition, reasonably likely to be materially adverse to the financial condition, business, Assets, properties or operations of the Company;

          (d) no party (including any of the Company and its Subsidiaries) has accelerated, terminated, modified or canceled any agreement, Contract, lease or license (or series of related agreements, Contracts, leases and licenses) to which any of the Company and its Subsidiaries is a party or by which any of them is bound;

          (e) none of the Company and its Subsidiaries has imposed any Security Interest upon any of its Assets, tangible or intangible;

          (f) none of the Company and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than *** or outside the Ordinary Course of Business;

          (g) none of the Company and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or Assets of, any other Person (or series of related capital investments, loans, and acquisitions);

          (h) none of the Company and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

          (i) none of the Company and its Subsidiaries has delayed or postponed the payment of accounts payable or other Liabilities outside the Ordinary Course of Business;

          (j) none of the Company and its Subsidiaries has canceled, compromised, waived or released any right or claim (or series of related rights and claims);

          (k) none of the Company and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (l) there has been no change made or authorized in the Articles of Incorporation or By-Laws or equivalent organizational documents, in each case as amended or restated, of the Company or any of its Subsidiaries;

          (m) none of the Company and its Subsidiaries has issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (n) none of the Company and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (o) none of the Company and its Subsidiaries has experienced any damage, destruction or Loss (whether or not covered by insurance) to its property;

          (p) none of the Company and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers or employees;

          (q) none of the Company and its Subsidiaries has entered into any employment Contract or collective bargaining agreement, written or oral, or modified the terms of any such Contract or agreement existing as of the date hereof;

          (r) none of the Company and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers or employees;

          (s) none of the Company and its Subsidiaries has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, Contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (t) none of the Company and its Subsidiaries has made any other change in employment terms for any of its directors, officers or employees outside the Ordinary Course of Business;

          (u) none of the Company and its Subsidiaries has made or pledged to make any charitable or other capital contribution;

          (v   there has not been any other occurrence, event, incident,
action, failure to act or transaction outside the Ordinary Course of Business involving the Company; and

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (w) none of the Company and its Subsidiaries has committed to any of the foregoing.

     SECTION 3.10. ABSENCE OF LITIGATION. Except as set forth on SCHEDULE 3.10, (a) there is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or *** threatened against the Company or any of its Subsidiaries or any properties or rights of the Company or any of its Subsidiaries, and (b) neither the Company nor any of its Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator. In respect of the matters relating to or arising in connection with the actions set forth in SCHEDULE 3.10, there is no fact, event, condition, circumstance or other matter which either has, or is reasonably likely to have resulted in, an event or determination having a Company Material Adverse Effect. The Company has delivered to Parent copies of all pleadings, correspondence and other documents relating to each matter disclosed in SCHEDULE 3.10.

     SECTION 3.11. VOTE REQUIRED. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger. The Stockholders, by executing this Agreement, have irrevocably consented to the Merger and have irrevocably agreed to vote in favor of the Merger. Such action by the Stockholders is sufficient to constitute stockholder approval of the Merger.

     SECTION 3.12. BROKERS. The Company has no Liability or obligation to pay any fees or commissions to any broker, finder or agent (excluding attorneys and accountants) with respect to the transactions contemplated by this Agreement or for which Parent or Parent Sub could become liable or obligated.

     SECTION 3.13. COMPANY ACTION. The Board of Directors of the Company (at a meeting duly called and held in compliance with Indiana Law or by written consent) has (a) determined that the Merger is in the best interests of the Company and fair to the Stockholders, (b) approved the Merger in accordance with the provisions of Indiana Law, and (c) recommended the approval of this Agreement and the Merger by the holders of the Company Common Stock.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     SECTION 3.14.  TAX MATTERS; "POOLING OF INTERESTS".

          (a) *** neither the Company nor any of its Subsidiaries or Affiliates has taken or agreed to take any action that would prevent the Merger from constituting (i) a "reorganization" under Section 368(a)(1)(A) of the Code, by application of Section 368(a)(2)(D) of the Code, or (ii) a "pooling of interests" in accordance with GAAP and applicable SEC rules, including, without limitation, the sale of any shares of Company Common Stock or Parent Common Stock during the period commencing on the date which is thirty (30) days prior to the Effective Time and ending on the Financial Result Date. The Company has timely filed or will timely file all Tax Returns that it was or is required to file. All such Tax Returns were correct and complete ***. Except as set forth on SCHEDULE 3.14(c), all Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. *** no claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the Assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Except as set forth on SCHEDULE 3.14(c), the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (c) Except as set forth on SCHEDULE 3.14(c), there is no dispute or claim concerning any Tax Liability of the Company claimed or raised by any Governmental Entity. SCHEDULE 3.14(c) lists all federal, state, local and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1995, and indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit by any Governmental Entity. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company for taxable periods ended on or after December 31, 1995.

          (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) The Company has not made any payments, or is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

          (f) SCHEDULE 3.14(f) sets forth the following information with respect to the Company, as of the most recent practicable date: (i) the tax basis of the Company in its Assets; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and (iii) the amount of any

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

intercompany items or any deferred gain or loss allocable to the Company with respect to any intercompany transaction.

     SECTION 3.15.  REAL PROPERTY.

          (a)  The Company does not own any real property.

          (b) SCHEDULE 3.15(b) lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to Parent correct and complete copies of the leases and subleases listed in SCHEDULE 3.15(b).
With respect to each lease and sublease listed in SCHEDULE 3.15(b):

          (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect ***;

          (ii) except as set forth on SCHEDULE 3.15(b), the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

          (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification of a *** term or condition, or acceleration thereunder, except as disclosed in SCHEDULE 3.15(b);

          (iv) no party to the lease or sublease has repudiated any provision thereof;

          (v) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

          (vi) The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

          (vii) *** all facilities leased or subleased thereunder have received all approvals of Governmental Entities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable Laws; and

          (viii) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     SECTION 3.16.  INTELLECTUAL PROPERTY.

          (a) The Company owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the Company's business as presently conducted. Each item of Intellectual Property owned or used by the Company is owned or available for use by the Company on identical terms and conditions immediately subsequent to the Effective Time. The Company has taken all reasonably necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

          (b) *** the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Stockholders and none of the directors and officers of the Company has ever received any oral or written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). *** no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

          (c) SCHEDULE 3.16(c) identifies each patent or trademark and copyright registration which has been issued to the Company or any Affiliate with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company or any Affiliate has made with respect to any of its Intellectual Property, and identifies each license, sublicense, agreement, or other permission which the Company or any Affiliate has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to Parent correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements and permissions (as amended to date).
SCHEDULE 3.16(c) also identifies each trade name or unregistered trademark used by the Company or any Affiliate in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in
SCHEDULE 3.16(c):

          (i) the Company possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license or other restriction;

          (ii) such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or *** threatened which challenges the legality, validity, enforceability, use or ownership of such item; and

          (iv) the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item.

          (d) SCHEDULE 3.16(d) identifies each item of Intellectual Property that any third party owns and that the Company or any Affiliate uses pursuant to any license, sublicense, agreement or permission, other than shrink-wrap licenses for personal computer software. The Company has delivered to Parent correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in SCHEDULE 3.16(d):

          (i) the license, sublicense, agreement or permission covering such item is legal, valid, binding, enforceable and in full force and effect;

          (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Effective Time;

          (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

          (v) with respect to each sublicense, the representations and warranties set forth in items (i) through (iv) above are true and correct with respect to the underlying license;

          (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

          (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

          (viii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     SECTION 3.17. TANGIBLE ASSETS. Except as set forth on SCHEDULE 3.17, the Company and its Subsidiaries own and have good and marketable title to the tangible property and Assets necessary for the conduct of their businesses as presently conducted. Except as set forth on SCHEDULE 3.17, the tangible Assets are free from defects ***, have been maintained in accordance with normal industry practice and are in good operating condition and repair (subject to normal wear and tear).

     SECTION 3.18. INVENTORY. The Company and its Subsidiaries have no inventory.

     SECTION 3.19. CONTRACTS. SCHEDULE 3.19 lists the following Contracts and other agreements to which the Company or any of its Subsidiaries is a party as of the date hereof:

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of *** per annum or a term of more than one (1) year;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, which involves consideration in excess of ***, or for the furnishing or receipt of services, the performance of which has a term more than six months, or involves consideration in excess of ***;

          (c)  any partnership or joint venture agreement;

          (d) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of ***, or under which it has imposed a Security Interest on any of its Assets, tangible or intangible;

          (e)  any agreement concerning confidentiality or noncompetition;

          (f) any agreement with any of the Stockholders and their respective Affiliates;

          (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other *** plan or arrangement (including any Employee Benefit Plan) for the benefit of its current or former directors, officers and employees;

          (h)  any collective bargaining agreement;

          (i) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of ***, or providing severance benefits;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (j) any agreement under which the consequences of a default or termination could have a Company Material Adverse Effect; or

          (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of ***.

     The Company has delivered to Parent a correct and complete copy of each written agreement listed in SCHEDULE 3.19 and a written summary setting forth the material terms and conditions of each oral agreement referred to in SCHEDULE
3.19.  With respect to each such agreement, and except as otherwise disclosed in
SCHEDULE 3.19: (i) such agreement is legal, valid, binding, enforceable and in full force and effect in all material respects; (ii) such agreement will continue to be legal, valid, binding, enforceable and in full force and effect in all material respects following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification of any material term or condition or acceleration, under such agreement; and (iv) no party has repudiated any provision of such agreement.

     SECTION 3.20.  NOTES AND ACCOUNTS RECEIVABLE.  Except as set forth on
SCHEDULE 3.20, all notes and accounts receivable of the Company are reflected properly on its books and records and are valid receivables subject to no setoffs or counterclaims, are current and collectible and will be collected in accordance with their terms at their recorded amounts.

     SECTION 3.21. POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.

     SECTION 3.22. INSURANCE. SCHEDULE 3.22 sets forth the following information with respect to each current insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage:

          (a)  the name, address, and telephone number of the agent;

          (b) the name of the insurer, the name of the policyholder and the name of each covered insured;

          (c)  the policy number and the period of coverage;

          (d) the scope (including an indication of whether the coverage was on a claims made, occurrence or other Basis) and amount (with a summary of the amount of any deductibles and ceilings) of coverage; and

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (i) such policy is legal, valid, binding, enforceable and in full force and effect ***; (ii) such policy will continue to be legal, valid, binding, enforceable and in full force and effect *** following the consummation of the transactions contemplated hereby; (iii) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under such policy; and (iv) no party to the policy has repudiated any provision thereof. The Company has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period. SCHEDULE 3.22 also describes any self-insurance arrangements affecting the Company.

     SECTION 3.23. EMPLOYEES. The Company has delivered to Parent a true and complete list of all employees of the Company and its Subsidiaries, their respective positions, locations, salaries or hourly wages and severance arrangements, each as of the date hereof. *** no executive, key employee or group of employees has any plans to terminate employment with any of the Company and its Subsidiaries. Except as set forth on SCHEDULE 3.23, each employee of the Company and its Subsidiaries is employed on an "at will" basis and has no right to any *** compensation following termination of employment. Except as set forth on SCHEDULE 3.23, each employee of the Company and its Subsidiaries has executed a proprietary information and inventions agreement in the form provided to counsel to Parent. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. *** the Company has not committed any unfair labor practice and there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

     SECTION 3.24.  EMPLOYEE BENEFITS.

          (a) Except as set forth on SCHEDULE 3.24, with respect to all employees, former employees, directors and independent contractors of the Company and its Subsidiaries and their dependents and beneficiaries, neither the Company, its Subsidiaries nor any ERISA Affiliate presently maintains, contributes to or has any Liability under or with respect to any Employee Benefit Plan. The plans, programs and arrangements set forth on SCHEDULE 3.24 are herein referred to as the "COMPANY EMPLOYEE BENEFIT PLANS." *** each Company Employee Benefit Plan (and each related trust, insurance Contract or other funding arrangement) complies in form and in operation *** with the applicable requirements of ERISA, the Code, other applicable Laws and governing documents and agreements. With respect to each Company Employee Benefit Plan *** there has been no act or omission by the Company or any of its Subsidiaries or any ERISA Affiliate that

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

would impair the right or ability of the Company or any of its Subsidiaries or ERISA Affiliate to unilaterally amend in whole or part or terminate such Company Employee Benefit Plan at any time, subject to the terms of any insurance Contract or other contractual arrangements with third parties, and the Company has delivered to Parent true and complete copies of: (i) the plan documents, including any related trust agreements, insurance Contracts or other funding arrangements and all amendments thereto, or a written summary of the terms and conditions of the plan if there is no written plan document; (ii) the most recent IRS Form 5500; (iii) the most recent financial statement and, if applicable, actuarial valuation; (iv) all correspondence with the Internal Revenue Service, the Department of Labor and other Governmental Entities with respect to the past three (3) plan years other than IRS Form 5500 filings; and
(v) the most recent summary plan description with a summary of material modifications to such plan.

          (b) *** neither the Company nor any of its Subsidiaries and none of their respective directors, officers or employees has any Liability with respect to any Company Employee Benefit Plan for failure to comply with ERISA, the Code, any other applicable Laws or any governing documents or agreements.

          (c) Except as set forth on SCHEDULE 3.24, no Company Employee Benefit Plan is an Employee Pension Benefit Plan, and no Company Employee Benefit Plan has any unfunded Liability. With respect to the Company Employee Benefit Plans, all applicable contributions and premium payments for all periods ending prior to the Effective Time (including periods from the first day of the then current plan year to the Effective Time) shall be made prior to the Effective Time in accordance with past practice or as expressly agreed to in advance by Parent.

          (d) Neither the Company, any of its Subsidiaries nor any ERISA Affiliate maintains, maintained, contributes to, or has any Liability (including, but not limited to, current or potential withdrawal Liability) with respect to any Multiemployer Plan or Employee Pension Benefit Plan.

          (e) With respect to all employees and former employees of the Company and its Subsidiaries, neither the Company, any of its Subsidiaries nor any ERISA Affiliate presently maintains, contributes to or has any Liability under any funded or unfunded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or state continuation coverage Laws. There has been no act or acts or failure or failures to act which would result in a disallowance of a deduction or the imposition of a Tax pursuant to Section 4980B, or any predecessor provision, of the Code or any related regulations. No event has occurred with respect to which the Company or any of its Subsidiaries or Affiliates could be liable for a Tax imposed by any of Sections 4972, 4976, 4977, 4979 or 4980 of the Code, or for a civil penalty under Section 502(c) of ERISA.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (f) There is no pending, or *** threatened legal action, proceeding, audit, examination or investigation against or involving any Company Employee Benefit Plan maintained by the Company or any ERISA Affiliate (other than routine claims for benefits). *** there is no Basis for, and there are no facts which could give rise to, any such condition, legal action, proceeding or investigation. Any bonding required with respect to any Company Employee Benefit Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

     SECTION 3.25. GUARANTIES. None of the Company and its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

     SECTION 3.26.  ENVIRONMENT, HEALTH AND SAFETY.

          (a) *** the Company and its Subsidiaries have complied with all Environmental, Health and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company and its Subsidiaries have obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and have complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health and Safety Laws.

          (b) *** the Company and its Subsidiaries have no Liability (and the Company and its Subsidiaries have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company or its Subsidiaries giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Law.

          (c) *** all properties owned or leased and equipment used in the business of the Company and its Subsidiaries, and their respective predecessors and Affiliates, have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     SECTION 3.27. CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. Except as described in SCHEDULE 3.27, none of the Stockholders and their Affiliates has been involved in any business arrangement or relationship with the Company or any of its Subsidiaries (other than in an employment or consulting capacity) within the past twelve (12) months, and none of the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Stockholders and their Affiliates owns any Asset, tangible or intangible, which is used in the business of the Company or any of its Subsidiaries.

     SECTION 3.28.  [[RESERVED]]

     SECTION 3.29. PRODUCT AND SERVICE WARRANTIES. Each product sold or delivered, and each service performed, by the Company and its Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and none of the Company and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) for the replacement or repair of any product, the substandard performance of any service, or other damages in connection with the products sold or services performed by the Company and its Subsidiaries. No product sold or delivered, or service performed, by the Company and its Subsidiaries is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, lease or performance. SCHEDULE 3.29 includes copies of the standard terms and conditions of sale, lease or performance for each of the Company and its Subsidiaries (containing applicable guaranty, warranty and indemnity provisions).

     SECTION 3.30. PRODUCT AND SERVICE LIABILITY. None of the Company and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) arising out of any injury or damages (whether actual or alleged) to any Person or its property or its business operations or prospects as a result of the ownership, possession or use of any product sold, leased or delivered or any service performed by the Company and its Subsidiaries.

     SECTION 3.31.  CUSTOMER/SUPPLIER RELATIONSHIPS.  Except as set forth on
SCHEDULE 3.31, the Company and its Subsidiaries enjoy good commercial relationships with each of their customers and suppliers. Since December 31, 1996, neither the Company nor any of its Subsidiaries has received any communication from any of their customers or suppliers expressing significant dissatisfaction with its commercial relationship with the Company and its Subsidiaries.

     SECTION 3.32. CERTAIN BUSINESS PRACTICES. Neither the Company, any of its Subsidiaries nor any director, officer, stockholder, agent or employee (excluding independent contractors) of the Company or its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     SECTION 3.33. DISCLOSURE. No representation or warranty made by the Company and/or the Stockholders, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by the Company, its Subsidiaries, or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a *** fact, or omits or will omit to state a *** fact necessary to make the statements of facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

     SECTION 3.34. LIMITATION ON REPRESENTATIONS AND WARRANTIES. The Company makes no representation or warranty to the Parent regarding the probable success or profitability of the Surviving Corporation.

                                     ARTICLE IIIA

                  REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

     Each Stockholder hereby represents and warrants *** to Parent and Parent Sub as follows:

     SECTION 3.01A. AUTHORIZATION OF TRANSACTION. Such Stockholder has full power and authority to execute and deliver this Agreement and the Consent and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms and conditions. Such Stockholder is a natural person, is over 21 years of age and has not had a legal representative appointed by a court of law or otherwise act in his or her behalf or with respect to any of his or her property. Such Stockholder need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity in order to consummate the transactions contemplated by this Agreement.

     SECTION 3.02A. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement and the Consent, nor the consummation of the transactions contemplated hereby and thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, Governmental Entity, or court to which such Stockholder is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, Contract, lease, license, instrument or other arrangement to which such Stockholder is a party, by which it is bound or to which any of its Assets is subject.

     SECTION 3.03A. BROKERS. Such Stockholder has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or for which Parent or Parent Sub could become liable or obligated.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     SECTION 3.04A. COMPANY SHARES. Such Stockholder holds of record and owns beneficially the number of shares of Company Common Stock set forth next to his name on the signature page hereto, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws and the restrictions in the Stockholders' Agreement (as defined herein) that is to be terminated pursuant to Section 6.08), Encumbrances, Security Interests, options, warrants, purchase rights, Contracts, commitments and/or equities. Except for the Stockholders' Agreement, such Stockholder is not a party to any option, warrant, purchase right or other Contract or commitment that could require such Stockholder to sell, transfer or otherwise dispose of any capital stock of the Company or any of its Subsidiaries (other than this Agreement). Such Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company (other than this Agreement).

     SECTION 3.05A. ACCREDITED INVESTOR. Such Stockholder (a) is an "accredited investor" as that term is defined in Regulation D of the Securities Act or (b) hereby designates Vincent K. Roach as his or her purchaser representative (the "Purchaser Representative") and, either alone or together with the Purchaser Representative, has sufficient knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and making an informed business decision. Such Stockholder represents and warrants that he or she has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Merger and this Agreement and to obtain any additional information that is necessary to verify the accuracy of the information furnished pursuant to Section 3.09A. In addition, Purchaser Representative acknowledges that Parent has informed him that Parent is pursuing potential acquisitions of other companies, some of which are larger than the Company, and the consummation or success of such potential acquisitions cannot be assured.

     SECTION 3.06A. INVESTMENT INTENTION. Such Stockholder has no present intention to dispose of any shares of Parent Common Stock to be issued in the Merger, except for sales of shares of Parent Common Stock *** pursuant to Rule 144 promulgated under the Securities Act.

     SECTION 3.07A. EMPLOYMENT. In the event that such Stockholder is entering into an Employment Agreement pursuant to Section 7.02(h), such Stockholder currently intends to remain in the employ of the Surviving Corporation (and/or Parent and its Subsidiaries) and has no intention to seek other employment opportunities. Each of the Stockholders has no intention to compete with the Surviving Corporation (and/or Parent and its Subsidiaries).

     SECTION 3.08A. LIMITATION ON REPRESENTATIONS AND WARRANTIES. The Stockholders make no representation or warranty to the Parent regarding the probable success or profitability of the Surviving Corporation.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     SECTION 3.09A. DELIVERY OF INFORMATION. Each of the Stockholders has received a copy of the following documents relating to Parent: (i) the Annual Report on Form 10-KSB for the year ended December 31, 1997; and (ii) the Quarterly Report on Form 10-Q for the quarter March 31, 1998. Such Stockholder acknowledges that he has reviewed carefully the risk factors contained in the above referenced annual report.

                                     ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF PARENT AND PARENT SUB

     Parent and Parent Sub hereby represent and warrant, jointly and severally, to the Company and each Stockholder that:

     SECTION 4.01. ORGANIZATION AND QUALIFICATION. Each of Parent and Parent Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and Parent is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     SECTION 4.02. CERTIFICATES OF INCORPORATION AND BY-LAWS. Neither Parent nor Parent Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws, respectively, in each case as amended or restated.

     SECTION 4.03.  PARENT COMMON STOCK; CAPITALIZATION.

          (a) The shares of Parent Common Stock to be issued pursuant to the Merger *** will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Parent's Certificate of Incorporation or By-Laws or any agreement to which Parent is a party or is bound ***

          (b) The authorized capital stock of Parent consists of Fifty Million (50,000,000) shares of Parent Common Stock and Five Million (5,000,000) shares of preferred stock, par value $.001 per share (the "PARENT PREFERRED STOCK").
As of May 13, 1998, (i) Thirteen Million Four Hundred Five Thousand Four Hundred Forty-Seven (13,405,447) shares of Parent Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of Parent Preferred Stock were outstanding, (iii) no shares of Parent Common Stock were held in treasury of Parent and (iv) Four Million (4,000,000) shares of Parent

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Common Stock were reserved for issuance pursuant to option and employee benefit plans and in connection with the exercise of outstanding warrants.

          (c) The authorized capital stock of Parent Sub consists of one thousand (1,000) shares of Parent Sub Common Stock, of which one hundred (100) shares are issued and outstanding and held by Parent.

     SECTION 4.04. AUTHORITY. Each of Parent and Parent Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of Parent or Parent Sub is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Parent Sub and, assuming the due authorization, execution and delivery thereof by the Stockholders and the Company, constitutes the legal, valid and binding obligations of Parent and Parent Sub enforceable in accordance with its terms.

     SECTION 4.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by Parent and Parent Sub do not, and the performance of this Agreement by Parent and Parent Sub will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws, as amended or restated, of Parent or Parent Sub, (ii) conflict with or violate any Laws in effect as of the date of this Agreement applicable to Parent or Parent Sub or by which any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien or Encumbrance on, any of the properties or Assets of Parent or Parent Sub pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Parent Sub is a party or by which Parent or Parent Sub or any of their respective properties is bound by or subject to, except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or Liens or Encumbrances that would not have a Parent Material Adverse Effect.

          (b) The execution and delivery of this Agreement by Parent and Parent Sub do not, and the performance of this Agreement by Parent and Parent Sub will not, require Parent or Parent Sub to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the Nasdaq and the filing and recordation of appropriate merger documents as required by Delaware Law and Indiana Law and
(ii) where the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent Parent or Parent Sub from performing its obligations under this Agreement.

     SECTION 4.06.  REPORTS; FINANCIAL STATEMENTS.

          (a) Since February 12, 1997, Parent has timely filed all forms, reports, statements and other documents required to be filed by it with the SEC (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports, including all Parent SEC Reports filed after the date of this Agreement and prior to the Effective Time, were or will be prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports filed prior to, on or after the date of this Agreement (i) have been or will be prepared in accordance with, and complied or will comply as to form with, the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and (ii) fairly present or will fairly present the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and their cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments.

     SECTION 4.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as and to the extent disclosed in the Parent SEC Reports filed prior to the date of this Agreement or as contemplated in this Agreement or as otherwise disclosed in writing by Parent to the Stockholders prior to the Effective Time, since March 31, 1998, there has not been *** any significant change by Parent in its accounting methods, principles or practices.

     SECTION 4.08.  OWNERSHIP OF PARENT SUB; NO PRIOR ACTIVITIES.

          (a) Parent Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the outstanding capital stock of Parent Sub is owned directly by Parent.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (b) Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Parent Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities or any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     SECTION 4.09. BROKERS. There is no broker, finder or investment banker which is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Parent Sub. Notwithstanding anything herein to the contrary, the Stockholders shall not be liable or obligated for any such brokerage, finder's or other fee or commission.

     SECTION 4.10.  [[RESERVED]]

     SECTION 4.11.  LIMITATION ON REPRESENTATIONS AND WARRANTIES.

          (a) Except as and to the extent expressly set forth in this Article IV, included on any schedule hereto or included in any writing delivered by Parent to the Company concurrently herewith or subsequent hereto expressly pursuant to this Agreement, each of Parent and Parent Sub makes no other representation or warranty and disclaims all Liability and responsibility for any representation, warranty, statement or information (financial or otherwise) made or communicated (orally or in writing) to the Company or any of its stockholders, employees, agents, consultants or representatives.

          (b) Parent makes no representation or warranty to the Company or the Stockholders regarding the probable success or profitability of Parent.

     SECTION 4.12.  ***

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                     ARTICLE V

                                     COVENANTS

     SECTION 5.01. AFFIRMATIVE COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, the Company will, and will cause each of its Subsidiaries to: (a) operate only in the Ordinary Course of Business; and (b) use its best efforts to (i) preserve and/or maintain, in all material respects and consistent with past custom and practice, its business and properties, including its present operations, physical facilities, working conditions and relationships with its present employees and Persons having significant business relations with it, including, without limitation, suppliers and customers, (ii) maintain and keep its properties and Assets in as good repair and condition as at present, ordinary wear and tear excepted, and (iii) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

     SECTION 5.02. NEGATIVE COVENANTS OF THE COMPANY. Except as expressly contemplated by this Agreement or as previously disclosed to Parent in writing on SCHEDULE 5.02, or otherwise consented to in writing by Parent, from the date of this Agreement until the Effective Time, the Company shall not, directly or indirectly through any Affiliate or otherwise (and the Stockholders shall not and shall not cause the Company to), and shall not permit any Affiliate to directly or indirectly, do any of the following:

          (a) (i) increase the compensation payable to, or to become payable to, any employee, director or executive officer; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt, enter into, amend, modify or terminate any Employee Benefit Plan or arrangement except as may be required by applicable Law; or (iv) hire any salaried person earning annual compensation, including salary, cash bonuses and commissions, in excess of ***;

          (b) declare or pay any dividend on or make any other distribution in respect of, outstanding shares of capital stock;

          (c) (i) redeem, purchase or otherwise acquire any shares of its or any of its Subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its Subsidiaries' capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or its Subsidiaries' capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its Subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its Subsidiaries' capital stock;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Security Interests, Liens, claims, pledges, limitations in voting rights, charges or other Encumbrances) of, any shares of any class of its or its Subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any other shares, or any rights, warrants or options to acquire, any such shares; and (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

          (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in, all or a portion of the Assets of, or by any other manner, any corporation, partnership, association or other business, organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than the purchase of Assets from suppliers or vendors in the Ordinary Course of Business)***;

          (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its *** Assets or any *** Assets of any of its Subsidiaries;

          (g) initiate, solicit or encourage (including by way of furnishing information or assistance), respond to, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries to obtain a Competing Transaction, or enter into an agreement with respect to any Competing Transaction or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Subsidiaries to take any such action, and the Company shall promptly notify Parent of all relevant terms of any such inquiries and proposals received by the Company or any of its Subsidiaries or by any such officer, director, employee, investment banker, financial advisor or attorney, and if such inquiry or proposal is in writing, the Company shall deliver or cause to be delivered to Parent a copy of such inquiry or proposal.

          (h) propose or adopt any amendments to its Articles of Incorporation or its By-Laws;

          (i) (A) change any of its methods of accounting in effect at December 31, 1997, or (B) make or rescind any material election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed ***), or change in any material respect any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of the federal

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

income Tax Return for the taxable year ended December 31, 1997, except, in the case of clause (A) or clause (B), as may be required by Law or GAAP;

          (j)  enter into any Contract outside the Ordinary Course of Business;

          (k) create, or permit the creation of, any Lien upon any Assets outside the Ordinary Course of Business;

          (l) enter into any employment Contract or collective bargaining agreement, or modify the terms of any existing such Contract or agreement;

          (m) sell, lease, exchange, mortgage, pledge, transfer, assign or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer, assign or otherwise dispose of, any Assets with a Fair Market Value of *** or more, or Assets with an aggregate Fair Market Value of *** or more, in each case tangible or intangible;

          (n) make any capital expenditures other than in the Ordinary Course of Business, or make any capital expenditures in the aggregate in excess of ***;

          (o) amend or renew, or enter into any Contract involving operations outside of the United States;

          (p) take or agree to take any action that would or is reasonably likely to result in any of the Company's representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger not being satisfied; or

          (q)  agree in writing or otherwise to do any of the foregoing.

     SECTION 5.03. NEGATIVE COVENANTS OF PARENT. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, Parent will not do any of the following:

          (a) amend any of the terms or provisions of the Parent Common Stock which amendment would have a material adverse effect on the Stockholders;

          (b) knowingly take any action which would result in a failure to maintain the quotation of the Parent Common Stock on Nasdaq;

          (c) declare or pay any dividends or other distribution (whether in cash, stock or other property) on outstanding shares of capital stock;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (d) take or agree to take any action that would or is reasonably likely to result in any of Parent's representations and warranties set forth in this Agreement being untrue in any material respect or in any of the conditions to the Merger not being satisfied in any material respect; or

          (e)  agree in writing or otherwise to do any of the foregoing.

     SECTION 5.04. ACCESS AND INFORMATION. The Company shall, and shall cause its Subsidiaries to, provide Parent and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (collectively, the "PARENT REPRESENTATIVES"), with full access, upon reasonable prior notice, to all officers, employees and accountants of the Company and its Subsidiaries and to their Assets, properties, Contracts, books, records and all such other information and data concerning the business and operations of the Company and its Subsidiaries as Parent or any of the Parent Representatives reasonably may request in connection with such investigation. Such investigation will involve, among other things, Parent's review and confirmation of the Company's Financial Statements, the legal review of the Contracts and leases of the Company and its Subsidiaries, the review of the client lists of the Company and its Subsidiaries and reference checks of the Company and its Subsidiaries. Parent will provide the Stockholders with all information reasonably requested by them to enable them to evaluate the merits of the Merger.

     SECTION 5.05. ESCROW AGREEMENT. At or before the Effective Time, Kent L. Wall, as representative and attorney-in-fact for the Stockholders (the "STOCKHOLDERS' REPRESENTATIVE"), Parent, and a third party acceptable to Parent and the Stockholders' Representative, as escrow agent, shall execute and deliver the escrow agreement, substantially in the form of EXHIBIT 5.05 hereof (the "ESCROW AGREEMENT"). Each Stockholder hereby authorizes and appoints the Stockholders' Representative to serve as its attorney-in-fact to execute the Escrow Agreement, and agrees to be bound by the provisions thereof.

                                     ARTICLE VI

                               ADDITIONAL AGREEMENTS

     SECTION 6.01.  APPROPRIATE ACTION; CONSENTS; FILINGS.

          (a) The Company, Parent and Parent Sub shall each use its best efforts to: (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, Parent Sub or the Company or any of their Subsidiaries in connection with the authorization,

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger;
(iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) Delaware Law and Indiana Law (including holding a stockholders meeting and/or sending notice of merger and appraisal rights) and the federal securities laws and the rules and regulations thereunder, if any, and any other applicable federal or state securities laws, and (B) the HSR Act, and (C) any other applicable Law; provided that Parent, Parent Sub and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. The Company, Parent and Parent Sub shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

          (b) (i) Each of the Company, Parent and Parent Sub shall give, and shall cause each of their respective Subsidiaries to give, any notices to third parties, and use, and cause each of their respective Subsidiaries to use, its best efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the schedules contained herein, (C) otherwise required under any Contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated herein or (D) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or a Parent Material Adverse Effect from occurring prior to or after the Effective Time.

               (ii) In the event that any party shall fail to obtain any third party consent described in subsection (b) (i) above, such party shall use its best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company, Parent, Parent Sub, their respective Subsidiaries and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

     SECTION 6.02. TAX TREATMENT; "POOLING OF INTERESTS"; AFFILIATES. The Company, Parent and Parent Sub shall use their best efforts, and shall cause their respective Subsidiaries and Affiliates to use their best efforts, to cause the Merger to qualify, and will not take any actions which would prevent the Merger from qualifying, as a "reorganization" under Section 368(a)(1)(A) of the Code, by application of Section 368(a)(2)(D) of the Code. The Company, Parent and the Stockholders shall, and shall cause each of their respective Subsidiaries and Affiliates to, use their best efforts not to take any action (regardless of whether such action would otherwise be permitted or not prohibited hereunder) that would prevent Parent from accounting for the Merger as a "pooling of interests." Each Stockholder agrees and undertakes that from the date hereof until such time as financial results (including combined sales and net income) covering at least thirty (30) days of post-

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Merger operations have been published (the date on which such financial results are published shall be the "FINANCIAL RESULT DATE"), such Stockholder shall not sell or in any other way alter his risk relative to any shares of Parent Common Stock received in the Merger (within the meaning of the Codification of Financial Reporting Policies 201.01 (reprinted in 7 Fed. Sec. L. Rep. (CCH) 72,951)). Each Stockholder understands that Parent will advise it when the Financial Result Date shall have occurred. Each Stockholder undertakes to inform the Company and Parent of any transactions involving Company Common Stock or Parent Common Stock that he may wish to consummate during any time prior to the Financial Result Date and will not consummate such transaction unless Parent shall consent thereto in writing.

     SECTION 6.03.  PUBLIC ANNOUNCEMENTS.

          (a) Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Parent determines. Subject to Section 6.03(b) below and prior to the Effective Time, each of the Stockholders and Parent shall, and the Stockholders shall cause the Company and its Subsidiaries to, keep this Agreement and the transactions contemplated hereby strictly confidential and shall not make any disclosure of this Agreement or the transactions contemplated hereby to any Person. The parties hereto shall consult with each other concerning the means by which the Company's employees, customers and suppliers and other Persons having dealings with the Company will be informed of the transactions contemplated hereby and Parent will have the right to be present for any such communication.

          (b) Each party hereto acknowledges that, as a publicly traded company, Parent has disclosure obligations under the federal securities laws and, depending on the facts and circumstances, may be required to announce the existence of this Agreement and/or the Merger prior to the Effective Time. If so required, Parent will first consult with the Company regarding the timing and contents of any such announcement. Each of the parties hereto further acknowledges that this Agreement and/or the Merger may constitute material, non-public information and agrees that it or he shall not, and shall cause its respective representatives or Affiliates to not, engage in or effect any transaction of Parent's securities until the Effective Time, subject to the additional restrictions imposed by the federal securities laws concerning the purchase or sale of securities.

     SECTION 6.04. OBLIGATIONS OF PARENT SUB. Parent shall take all action necessary to cause Parent Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     SECTION 6.05. RESTRICTIVE LEGEND. Each of the Stockholders acknowledges and agrees that the certificates of Parent Common Stock issued to the Stockholders pursuant to the Merger shall bear a restrictive legend in substantially the following form and a stop-transfer order may be placed against their transfer:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended.
          The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act or unless sold pursuant to Rule 144.

     The legend set forth above shall be removed and Parent shall issue a certificate without such legend to the holder of the shares of Parent Common Stock upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the such shares are included in an effective registration statement under the Securities Act covering the resale thereof, or
(b) such holder provides Parent with an opinion of legal counsel, in form, substance and scope reasonably acceptable to Parent and its legal counsel, to the effect that a public sale or transfer of such shares may be made without registration under the Securities Act and such shares are being sold or transferred in accordance with the method described therein, or (c) such holder provides Parent with reasonable assurances that such shares can be sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) without any restriction as to the number of shares acquired as of a particular date that can then be immediately sold. Each of the Stockholders agrees to sell all of the shares of Parent Common Stock acquired pursuant to the Merger, including those represented by a certificate(s) from which the legend has been removed, (x) in compliance with the prospectus delivery requirements, if any, under applicable securities Laws, (y) through an investment bank designated by Parent and (z) in a manner reasonably designed not to affect adversely the market price of the Parent Common Stock.

     SECTION 6.06.  ***

     SECTION 6.07. DELIVERY OF SEC FILINGS. Parent shall promptly deliver to the Company or to the Company's counsel a copy of all filings of the Parent SEC Reports with the SEC, from the date hereof to the Effective Time, or any other document which Parent deems to be appropriate for provision to the Stockholders. Upon delivery of any such document by Parent to the Company, the Company shall promptly deliver to each holder of capital stock of the Company a copy of such document, including all exhibits thereto, and an officer of the Company shall promptly provide to Parent an affidavit of delivery of such copies.

     SECTION 6.08. TERMINATION OF STOCKHOLDERS' AGREEMENT. Each of the Stockholders (as applicable) and the Company hereby agree to and approve of the termination, effective as of immediately before the Effective Time, of: (a) that certain Amended Stock Transfer Agreement, effective July 1, 1997, by and among the Company and the Stockholders named therein (as so executed and amended from time to time, the "STOCKHOLDERS' AGREEMENT"); and (b) any buy-sell or stock transfer agreement or other agreement or arrangement similar to the Stockholders' Agreement

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

between and among such parties (including, without limitation, the Restrictive Stock Transfer Agreement dated December 7, 1983, the Stock Transfer Agreement dated January 2, 1987 and the Amended Stock Transfer Agreement, effective January 1, 1994).

     SECTION 6.09. BEST EFFORTS. The parties hereto shall use their best efforts to consummate the Merger and the other transactions contemplated hereby as soon as reasonably practicable after the date of this Agreement. The parties hereto agree to execute such amendments to this Agreement, the Escrow Agreement and any other document as may be necessary to enable the Merger to qualify for "pooling of interests" accounting treatment; provided that such amendments or documents do not adversely affect such party.

     SECTION 6.10.  ***

     SECTION 6.11.  ***

     SECTION 6.12.  ***


                                    ARTICLE VII

                                 CLOSING CONDITIONS

     SECTION 7.01. CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable
Law:

          (a) NO ORDER. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (b) CONSENTS AND APPROVALS. All material consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all required Governmental Entities.

     SECTION 7.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT. The obligations of Parent to effect the Merger and the other transactions contemplated herein are also subject to the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

following conditions, each of which may be waived by Parent, in whole or in part, to the extent permitted by applicable Law:

          (a)  REPRESENTATIONS AND WARRANTIES.

          (i) Notwithstanding any due diligence performed by Parent and the Parent Representatives, each of the representations and warranties of the Company contained in this Agreement shall be true and correct when made and on and as of the Effective Time, as if made on and as of such date, except where failure to be so true and correct would not have a Company Material Adverse Effect, individually or in the aggregate, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Company Material Adverse Effect. Parent shall have received a certificate of the President of the Company to such effect; and

          (ii) Notwithstanding any due diligence performed by Parent and the Parent Representatives, each of the representations and warranties of the Stockholders contained in this Agreement shall be true and correct when made and on and as of the Effective Time, as if made on and as of such date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

          (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the President or Chief Financial Officer of the Company to that effect.

          (c) "POOLING OF INTERESTS". The Merger shall qualify for "pooling of interests" accounting treatment and Parent shall have received a letter, dated as of the Effective Time, from Ernst & Young LLP regarding such firm's concurrence with Parent's conclusion as to the appropriateness of "pooling of interests" accounting treatment for the Merger under Accounting Principles Board Opinion No. 16 if the Merger is closed and consummated in accordance with this Agreement.

          (d) THIRD PARTY CONSENTS AND WAIVERS. The Company shall have obtained consents and waivers, in form and substance reasonably satisfactory to Parent, in respect of the Contracts or agreements set forth on SCHEDULE 7.02(d).

          (e) COMPANY MATERIAL ADVERSE EFFECT. The Company shall not have become subject to any action or event which resulted in or may likely result in a Company Material Adverse Effect.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (f) LEGAL OPINION. Parent shall have received the legal opinion of Lowe Gray Steele & Darko, LLP, covering the matters set forth on EXHIBIT 7.02(f)
hereto.

          (g) AFFILIATE AGREEMENTS. Parent shall have received from each Affiliate of the Company and any other Person who may be deemed to have become an Affiliate of the Company (under Rule 145 under the Securities Act or otherwise under applicable SEC accounting releases with respect to "pooling of interests" accounting treatment) after the date of this Agreement and or prior to the Effective Time a signed Affiliate Agreement in the form of EXHIBIT 7.02(g). Each such Affiliate agrees to execute and deliver similar Affiliate Agreements upon the reasonable request of Parent (or any of its Subsidiaries or Affiliates) in connection with future business transactions of Parent (or any of its Subsidiaries or Affiliates).

          (h) EMPLOYMENT AGREEMENTS. Vincent K. Roach and Kent L. Wall shall execute the employment agreements (the "EMPLOYMENT AGREEMENTS") in the respective forms attached hereto as EXHIBIT 7.02(h)(i) and EXHIBIT 7.02(h)(ii).

          (i) NONCOMPETITION AGREEMENTS. Each of Vincent K. Roach and Kent L. Wall shall execute the noncompetition agreement in the form attached hereto as EXHIBIT 7.02(i).

          (j) SPOUSAL CONSENTS. Parent shall have obtained from each of the spouses of the Stockholders, respectively, the executed consent, in the form attached hereto as EXHIBIT 7.02(j), in respect of the consummation of the Merger and the transactions contemplated by this Agreement.

          (k)  ***

     SECTION 7.03. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement is subject to the following conditions, each of which may be waived, in whole or in part, to the extent permitted by applicable Law, by the Company:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and Parent Sub contained in this Agreement shall be true and correct when made and on and as of the Effective Time as if made on and as of such date, except where the failure to be so true and correct would not have a Parent Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Parent Material

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Adverse Effect. The Company shall have received a certificate of the President of Parent to such effect.

          (b) AGREEMENTS AND COVENANTS. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of the President of Parent to that effect.

          (c) PARENT MATERIAL ADVERSE EFFECT. Parent shall not have become subject to any action or event which resulted in or may likely result in a Parent Material Adverse Effect.

          (d) LEGAL OPINION. The Company shall have received the legal opinion of Baker & McKenzie, covering the matters set forth on EXHIBIT 7.03(d).

                                    ARTICLE VIII

                 TERMINATION, AMENDMENT, WAIVER AND INDEMNIFICATION

     SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

          (a)  by mutual consent of Parent and the Company;

          (b) by Parent, upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement;

          (c) by the Company, upon a material breach of any covenant or agreement on the part of Parent or Parent Sub set forth in this Agreement;

          (d) by either Parent or the Company, if there shall be any order of a Governmental Entity which is final and nonappealable preventing the consummation of the Merger;

          (e) by Parent, upon a material breach of a representation and warranty made by the Company or the Stockholders which has resulted in a Company Material Adverse Effect, or which constitutes a material breach of any representation and warranty set forth in Article IIIA; or

          (f) by the Company, upon a material breach of a representation and warranty made by Parent which has resulted in a Parent Material Adverse Effect.

     SECTION 8.02. INVESTIGATION. Notwithstanding any of the foregoing, the right of any party hereto to terminate this Agreement pursuant to Section 8.01 shall remain operative and in full

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     SECTION 8.03. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto (in the case of the Stockholders, by a number of Stockholders who are entitled to receive or have received, in the aggregate, *** of the shares of Parent Common Stock to be issued hereby at the Effective Time if prior to the Effective Time, or a majority of the shares of Parent Common Stock issued hereby if subsequent to the Effective Time).

     SECTION 8.04. WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party or parties hereto (in the case of the Stockholders, by a number of Stockholders who are entitled to receive or have received, in the aggregate, *** of the shares of Parent Common Stock to be issued hereby at the Effective Time if prior to the Effective Time, or a majority of the shares of Parent Common Stock issued hereby if subsequent to the Effective Time); (b) no waiver that may be given by a party hereto will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. All rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 8.05.  ***

     SECTION 8.06.  STOCKHOLDER INDEMNIFICATION, HOLD BACK AND ESCROW.

          (a) Each of the *** Stockholders jointly and severally shall *** indemnify and defend each of Parent and Parent Sub, and hold it harmless, from and against any and all losses, damages, Liabilities, claims, demands, judgments,

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

settlements, costs and expenses of any nature whatsoever (including reasonable attorneys' fees) (collectively, "LOSS"), resulting from or arising out of any: (i) breach of any representation or warranty or agreement of the Company or any Stockholder contained herein; or (ii) Liability of the Company, whether or not addressed by a representation or warranty, which was *** created incurred or arose from facts, events, conditions or circumstances existing on or before the Effective Time (provided that the items listed on SCHEDULE 3.08 shall be deemed to be incurred in the Ordinary Course of Business) *** no claim for indemnification pursuant to this Section 8.06(a) may be made subsequent to the date which is *** after the Effective Time or in respect of a Loss in respect of accounts receivable or for which Parent has otherwise been previously reimbursed by the Stockholders.

          (b) (i) If any third party shall notify Parent with respect to any third party claim (a "THIRD PARTY CLAIM") that may give rise to a Loss, then Parent shall promptly notify the Stockholders' Representative thereof in writing; PROVIDED, HOWEVER, that no delay on the part of Parent in notifying the Stockholders' Representative shall relieve the Stockholders from any obligation hereunder unless (and then solely to the extent) such Stockholders thereby are prejudiced.

          (ii) The Stockholders will have the right to defend Parent against the Third Party Claim with counsel of their choice reasonably satisfactory to Parent, so long as: (A) the Stockholders so notify Parent in writing within fifteen (15) days, acknowledging that such claim is in respect of a Loss described in Section 8.06(a); (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (C) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of Parent, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Parent; and (D) the Stockholders conduct the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Stockholders are conducting the defense of the Third Party Claim in accordance with Section 8.06(b)(ii), (A) Parent may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) Parent will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Stockholders' Representative (which consent will not be withheld unreasonably); and (C) the Stockholders will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Parent (which consent will not be withheld unreasonably).

          (iv) In the event that any of the conditions in Section 8.06(b)(ii) is or becomes unsatisfied, (A) Parent may defend against the Third Party Claim in any manner it reasonably may deem appropriate; PROVIDED, HOWEVER, that Parent shall not consent to the entry of any judgment or enter into any settlement or agreement to settle a Third Party Claim without the prior written consent of the Stockholders' Representative, which consent will not be withheld unreasonably; (B) Parent shall be reimbursed from the Escrow Account promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses); and (C) the Stockholders will remain responsible for any Loss that Parent actually suffers resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.06.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (c) (i) Each Stockholder of the Company hereby agrees that, at the Effective Time, Parent shall hold back and place into escrow pursuant to the Escrow Agreement (the "ESCROW ACCOUNT"), a number of Parent Shares equal to ***, rounded up to the next whole share, of the total number of shares of Parent Common Stock to be received by such Stockholder (the total value of all such shares as valued at the Market Price to be collectively referred to as the "INDEMNIFICATION AMOUNT"), as partial security for such Stockholder's indemnity obligations herein.

          (ii) At any time Parent shall have a claim for indemnification, Parent shall submit such claim to the Stockholders' Representative and within thirty (30) calendar days thereof the Stockholders' Representative shall notify Parent, in writing, whether he agrees with such claim; PROVIDED, HOWEVER, that in the event that the Stockholders' Representative fails to so notify Parent, the Stockholders' Representative shall be deemed to have agreed to the release of securities or cash from the Escrow Account. In the event that the Stockholders' Representative notifies Parent that he disagrees with such claim, the Stockholders' Representative shall provide Parent with a written notice specifying the Basis for such disagreement and, if the Stockholders' Representative and Parent shall be unable to reach agreement within thirty (30) days, the matter will be submitted to arbitration pursuant to the terms of
Section 9.11.

          (iii) For purposes of calculating quantities of shares to be paid to Parent pursuant to this Section 8.06, each share of Parent Common Stock shall be valued at the Market Price at the time described in Section 8.06(c)(iv). Any and all distributions to and from the Escrow Account shall be allocated among the Stockholders in accordance with the terms and conditions of this Agreement (based on each Stockholder's interest in shares of Parent Common Stock to be issued pursuant to the Merger), as separate subaccounts for each holder.

          (iv)      ***

          (d) For the purposes of this Section 8.06, holders of a majority of the shares of Parent Common Stock in the Escrow Account may, by written notice signed by them and delivered to Parent, appoint any other individual to act in the place and stead of the Stockholders' Representative. In the event of the death, incapacity or resignation of the Stockholders' Representative, if no such replacement is appointed within thirty (30) days, Parent may designate an interim replacement to serve until such appointment.

          (e) In connection with this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby, respectively, the Company and the Stockholders agree that the Stockholders' Representative shall not be liable for any error of judgment or for any act done or omitted by the Stockholders' Representative in good faith or for any mistake in fact or law, except its own willful misconduct or gross negligence.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (f) The right to indemnification, payment of damages or other remedy based on the representations, warranties, covenants and obligations of the Company and the Stockholders contained herein will not be affected by any investigation conducted by Parent or the Parent Representatives with respect to, or any Knowledge acquired (or capable of being acquired) by Parent or the Parent Representatives, at any time whether before or after the execution and delivery of this Agreement or the Effective Time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants and obligations.

                                     ARTICLE IX

                                 GENERAL PROVISIONS

     SECTION 9.01.  EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

          (a) Except as set forth below in Section 9.01(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of its officers or directors, whether prior to or after the execution of this Agreement.

          (b) The representations, warranties and agreements in this Agreement shall terminate (i) with respect to the Stockholders and the Company, on the *** anniversary of the Effective Time and (ii) with respect to Parent and Parent Sub, *** the Effective Time; PROVIDED, HOWEVER, that the representations, warranties and agreements set forth in *** shall not so terminate.

     SECTION 9.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile number specified below:

          (a)  If to Parent or Parent Sub:

                    DAOU Systems, Inc.
                    5120 Shoreham Place
                    San Diego, CA  92122
                    ATTENTION: President and Chief Financial Officer Facsimile No.: (619) 452-2789

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

               with a copy to:

                    Baker & McKenzie
                    101 West Broadway, Twelfth Floor
                    San Diego, California  92101
                    ATTENTION:  John J. Hentrich, Esq.
                    Facsimile No.:  (619) 236-0429

          (b)  If to the Company:

                    Technology Management, Inc.
                    101 West Washington Street, Suite 1110-E
                    Indianapolis, IN  46204
                    ATTENTION:  Vincent K. Roach
                    Facsimile No.:  (317) 686-5010

               with a copy to:

                    Lowe Gray Steele & Darko, LLP
                    Bank One Tower
                    111 Monument Circle, Suite 4600
                    Indianapolis, IN  46204-5146
                    ATTENTION:  Sydney L. Steele, Esq.
                    Facsimile No.:  (317) 236-6472

          (c)  If to the Stockholders:

                    Technology Management, Inc.
                    101 West Washington Street, Suite 1110-E
                    Indianapolis, IN  46204
                    ATTENTION:  Vincent K. Roach
                    Facsimile No.:  (317) 686-5010

     SECTION 9.03. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

     "AAA" as defined in Section 9.11;

     "AFFILIATE" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person, except that, in the case of the Company and the Stockholders, "Affiliate" does not mean any of Systems Integration, Inc., MSO/USA, Inc. and The Kent Group, Inc.;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     "AGREEMENT" as defined in the preamble to this Agreement;

     "ASSETS" means any and all properties and assets (real, personal or mixed, tangible or intangible) of any Person;

     "BALANCE SHEET" as defined in Section 3.07;

     "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence;

     "BLUE SKY LAWS" as defined in Section 3.05(b);

     "BUSINESS DAY" means any day other than a day on which banks in the State of California are authorized or obligated to be closed;

     "CERTIFICATE OF MERGER" as defined in Section 1.02;

     "CERTIFICATES" as defined in Section 2.02(b);

     "CODE" means the Internal Revenue Code of 1986, as amended;

     "COMPANY" as defined in the preamble to this Agreement;

     "COMPANY COMMON STOCK" as defined in Section 2.01(a);

     "COMPANY EMPLOYEE BENEFIT PLAN" as defined in Section 3.24(a);

     "COMPANY MATERIAL ADVERSE EFFECT" means any change or effect that, individually or when taken together with all other such changes or effects, is or is reasonably likely to be materially adverse to the business, properties, Assets, condition (financial or otherwise), liabilities, operations or prospects of the Company at the time of such change or effect. A Company Material Adverse Effect shall be deemed to exist if there shall occur any event which causes or may reasonably be expected to cause or result in estimable monetary loss which, individually or when aggregated with all other events, exceeds ***;

     "COMPANY PERMITS" as defined in Section 3.06;

     "COMPETING TRANSACTION" means any of the following involving the Company or any Subsidiary or Affiliate of the Company: (i) any merger, consolidation, share exchange, business combination, or other similar transaction (other than the transactions contemplated by this

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Agreement); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10%) or more of the Assets of the Company in a single transaction or series of transactions; (iii) any offer (whether cash or securities) for ten percent (10%) or more of the outstanding shares of capital stock of the Company; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing;

     "CONSENT" as defined in Section 2.01A;

     "CONTRACT" of any Person means any contract, agreement or instrument of any type whatsoever (i) to which such Person is a party and by which such Person either has made a binding undertaking to perform an obligation or is entitled to any property or right, or (ii) by which any of the Assets of such Person is bound;

     "CONTROL" (including the terms "CONTROLLING," "CONTROLLED," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or credit arrangement or otherwise;

     "DELAWARE LAW" as defined in the recitals to this Agreement;

     "DISSENTING SHARES" as defined in Section 2.04;

     ***;

     "EFFECTIVE TIME" as defined in Section 1.02;

     "EMPLOYEE BENEFIT PLAN" means (a) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, group health, medical expense reimbursement, workers' compensation, dependent care, flexible benefits or cafeteria, stock option, stock purchase, stock appreciation rights, savings, deferred compensation, consulting, severance pay or termination pay, vacation pay, life insurance, disability, welfare or other employee benefit or fringe benefit plan, program or arrangement; or (b) any plan, program or arrangement which is an Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Multiemployer Plan.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2);

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(1);

     "EMPLOYMENT AGREEMENTS" as defined in Section 7.02(h);

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     "ENCUMBRANCES" means any Security Interests, Liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever;

     "ENVIRONMENTAL, HEALTH AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other Laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), concerning pollution or protection of the environment, public health and safety, or employee health and safety, including Laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes;

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

     "ERISA AFFILIATE" means each person (as defined in Section 3(9) of ERISA) that together with the Company (or any person whose Liabilities the Company has assumed or is otherwise subject to) would be considered or has been a single employer under Section 4001(b) of ERISA or would be considered or has been a member of the same "controlled group," under common control, a member of the same affiliated service group or otherwise a single employer within the meaning of Section 414(b), (c), (m) and (o) of the Code (PROVIDED, HOWEVER, that when the subject of the provision is a Multiemployer Plan only subsections (b) and
(c) of Section 414 of the Code shall be taken into account).

     "ESCROW ACCOUNT" as defined in Section 8.06(c);

     "ESCROW AGREEMENT" as defined in Section 5.05;

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended;

     "EXCHANGE AGENT" as defined in Section 2.02(a);

     "EXCHANGE FUND" as defined in Section 2.02(a);

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     "EXCHANGE RATIO" means, subject to adjustment as set forth in Sections 2.01(b), the quotient obtained from dividing (i) as the numerator of such quotient, One Million Seventy-Eight Thousand Nine Hundred Sixty-Three shares of Parent Common Stock, by (ii) as the denominator of such quotient, the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares, if applicable). All calculations made to determine the Exchange Ratio shall be made through the fourth decimal place (i.e., rounded to the closest ten-thousandth);

     "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended;

     "FAIR MARKET VALUE" of any Asset means the value that would be obtained in an arm's length transaction between an informed and willing buyer and an informed and willing seller;

     "FINANCIAL RESULT DATE" as defined in Section 6.02;

     "FINANCIAL STATEMENTS" as defined in Section 3.07;

     "GAAP" means United States generally accepted accounting principles as in effect from time to time;

     "GOVERNMENTAL ENTITIES" as defined in Section 3.05(b);

     "HSR ACT" as defined in Section 3.05(b);

     ***

     "INDEMNIFICATION AMOUNT" as defined in Section 8.06(c);

     "INDIANA LAW" as defined in the recitals to this Agreement;

     "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas,

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium);

     "INTERIM BALANCE SHEET" as defined in Section 3.07;

     "INTERIM FINANCIAL STATEMENTS" as defined in Section 3.07;

     "KNOWLEDGE" or "KNOWN" means, with respect to a particular fact or other matter, that (i) an individual should be aware of such fact or other matter or
(ii) such individual could reasonably be expected to discover or otherwise become aware of such fact or other matter; a Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter;

     "LAWS" as defined in Section 3.05(a);

     "LIABILITIES" as defined in Section 3.08;

     "LIEN" means any lien, charge, Encumbrance, mortgage, conditional sale agreement, title retention agreement, financing lease, pledge or Security Interest of any kind or type and whether arising by Contract or under Law;

     "LOSS" as defined in Section 8.06(a);

     ***

     ***

     "MARKET PRICE" means the average of the closing prices of the Parent Common Stock as reported on the Nasdaq National Market Quotation System for the ten
(10) trading days prior to the Effective Time or other date, as applicable;

     "MERGER" as defined in the recitals to this Agreement;

     "MERGER CONSIDERATION" as defined in Section 2.02(b);

     "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37);

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     "NASDAQ" means The Nasdaq Stock Market, Inc.;

     "ORDINARY COURSE OF BUSINESS" with respect to any entity, means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) of that entity;

     "PARENT" as defined in the preamble to this Agreement;

     "PARENT COMMON STOCK" as defined in Section 2.01(a);

     "PARENT MATERIAL ADVERSE EFFECT" shall mean any change or effect that, individually or when taken together with all such other changes or effects, is or is reasonably likely to be materially adverse to the business, properties, Assets, condition (financial or otherwise), Liabilities, operations or prospects of Parent and its Subsidiaries, taken as a whole at the time of such change or effect. A Parent Material Adverse Effect shall be deemed to exist if there shall occur any event which causes or may reasonably be expected to cause or result in estimable monetary loss which, individually or when aggregated with all other events, exceeds ***;

     "PARENT PREFERRED STOCK" as defined in Section 4.03(b);

     "PARENT REPRESENTATIVES" as defined in Section 5.04;

     "PARENT SEC REPORTS" as defined in Section 4.06(a);

     "PARENT SUB" as defined in the preamble to this Agreement;

     "PARENT SUB COMMON STOCK" means Parent Sub's common stock, par value $.001 per share;

     "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Entity (or any department, agency, or political subdivision thereof) or any other entity;

     ***;

     ***;

     "RULES" as defined in Section 9.11;

     "SEC" means the Securities and Exchange Commission;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     "SECURITIES ACT" means the Securities Act of 1933, as amended;

     "SECURITY INTEREST" means any mortgage, pledge, Lien, Encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar Liens, (b) Liens for Taxes not yet due and payable, (c) purchase money Liens and Liens securing rental payments under capital lease arrangements, and
(d) other Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money;

     ***;

     "STOCKHOLDERS" as defined in the preamble to this Agreement;

     "STOCKHOLDERS' AGREEMENT" as defined in Section 6.08;

     "STOCKHOLDERS' REPRESENTATIVE" as defined in Section 5.05;

     "SUBSIDIARY" or "SUBSIDIARIES" of the Company, Parent, the Surviving Corporation or any other Person, means any corporation, partnership, joint venture or other legal entity of which the Company, Parent, the Surviving Corporation or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the capital stock or other equity interests which the holders thereof are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

     "SURVIVING CORPORATION" as defined in Section 1.01;

     "TAX" or "TAXES" shall mean any and all taxes, charges, fees or levies, payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, AD VALOREM, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and capital gains taxes, (ii) custom duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto;

     "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

     "THIRD PARTY CLAIM" as defined in Section 8.06(b); and

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     ***

     SECTION 9.04. HEADINGS; CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     SECTION 9.05. SEVERABILITY. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 9.06. ENTIRE AGREEMENT; AMENDMENT. This Agreement (together with the exhibits and schedules) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     SECTION 9.07. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise except Parent Sub may, without the Company's approval, assign its interests to a wholly-owned Subsidiary of Parent.

     SECTION 9.08. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.09. FURTHER ASSURANCES. The parties hereto agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as another party hereto may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     SECTION 9.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA,

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

     SECTION 9.11. BINDING ARBITRATION. Subject to the arbitration provisions set forth below, the parties hereto agree that all disputes arising out of or related to the terms and conditions of this Agreement or to the performance, breach or termination thereof, shall be submitted to binding arbitration pursuant to the Expedited Procedures of the Commercial Arbitration Rules (the "RULES") of the American Arbitration Association (the "AAA"). The arbitration will take place in San Diego, California at the offices of the AAA. The dispute will be resolved by a single arbitrator appointed by the AAA in accordance with the list procedure described in Paragraph 13 of the Rules, except that the AAA will transmit the list within ten (10) Business Days of the filing of the demand for arbitration, and the parties thereto will have five (5) Business Days to return the list to the AAA with their objections and preferences. Discovery will be limited to no more than seven (7) depositions by each side and written document requests, requesting the production of specific documents. The parties to the dispute will voluntarily produce any and all documents that they intend to use at the hearing before the close of discovery, subject to supplementation for purposes of rebuttal or good cause shown. The period for taking discovery will be sixty (60) Business Days, commencing upon the day that the answer is due under the Rules. The arbitrator will hold a pre-hearing conference within three
(3) Business Days of the close of discovery and will schedule the hearing within thirty (30) Business Days of the close of discovery. After the arbitrator is selected, the arbitrator will have sole jurisdiction to hear such applications, except that any measure ordered by the arbitrator may be immediately and specifically enforced by a court otherwise having jurisdiction over the parties. All fees and costs will be allocated to the parties to the arbitration as determined by the arbitrator. Each party will pay its own fees and costs associated with the arbitration and each party will pay one-half the estimated arbitrator's fees up front and if either party fails to do so a default will be entered against such party solely with respect to such fees. Any determination
of the arbitrator shall be final and binding on the parties hereto.   Nothing in
this Agreement will prevent a party hereto from applying to a court that would otherwise have jurisdiction for provisional or interim injunctive or other equitable measures.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     SECTION 9.12. WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. All rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 9.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first written above by their respective officer thereunto duly authorized.

                                      TECHNOLOGY MANAGEMENT, INC.



                                      By: /s/ Vincent K. Roach
                                          --------------------------------------
                                           Vincent K. Roach, President


                                      STOCKHOLDERS OF TECHNOLOGY
                                      MANAGEMENT, INC.


                                       /s/ Vincent K. Roach
                                       --------------------------------------
                                        Vincent K. Roach, 190 shares


                                       /s/ Kent L Wall
                                       --------------------------------------
                                        Kent L Wall, 190 shares


                                       /s/ Michael A. Weiher
                                       --------------------------------------
                                        Michael A. Weiher, 25 shares


                                       /s/ Linda K. Gentry
                                       --------------------------------------
                                        Linda K. Gentry, 16 shares


                                       /s/ Micheal D. Fisher
                                       --------------------------------------
                                        Micheal D. Fisher, 12 shares


                                       /s/ Mercedes McKenzie-Veal
                                       --------------------------------------
                                        Mercedes McKenzie-Veal, 7 shares


                                       /s/ Gina M. Craig
                                       --------------------------------------
                                        Gina M. Craig, 1 share

                   [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                       DAOU SYSTEMS, INC.


                                       By: /s/ Daniel J. Daou
                                          --------------------------------------
                                          Daniel J. Daou, President



                                       DAOU-TMI, INC.



                                       By: /s/ Daniel J. Daou
                                          --------------------------------------
                                          Daniel J. Daou, President


                   [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.